Calculation of Filing Fee Tables
S-1
QT IMAGING HOLDINGS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	2,562,334	$ 6.39	$ 16,373,314.26	0.0001381	$ 2,261.15
Fees to be Paid	2	Equity	Common Stock underlying warrants	Other	20,333,623	$ 1.20	$ 24,400,347.60	0.0001381	$ 3,369.69
Fees to be Paid	3	Equity	Common Stock underlying warrants	Other	523,286	$ 2.16	$ 1,130,297.76	0.0001381	$ 156.09
Fees to be Paid	4	Equity	Common Stock underlying warrants	Other	68,447	$ 3.36	$ 229,981.92	0.0001381	$ 31.76
Fees to be Paid	5	Equity	Common Stock underlying warrants	Other	4,040,272	$ 4.50	$ 18,181,224.00	0.0001381	$ 2,510.83
Fees to be Paid	6	Equity	Common Stock underlying warrants	Other	1,808,055	$ 0.0003	$ 542.42	0.0001381	$ 0.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 60,315,707.96		$ 8,329.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,329.59
Offering Note
[1]	1a. Consists of 2,562,334 shares of Common Stock that have been issued to certain Selling Securityholders who are purchasers under a securities purchase agreement. 1b. Estimated solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the over-the-counter (OTC) Market OTCQB on October 27, 2025 ($6.39 per share of Common Stock). This calculation is in accordance with Rule 457(c).

[2]	See note 1a. 2a. Includes 20,333,623 shares of Common Stock that are issuable upon the exercise of warrants, issued to Lynrock Lake under the Warrant Agreement, dated February 26, 2025, with an exercise price of $1.20 per share. 2b. Based on the adjusted exercise price pursuant to the Warrant Agreement.

[3]	See note 1a. 3a. Includes 523,286 shares of Common Stock that are issuable upon the exercise of warrants, issued to the First Purchasers under the First Securities Purchase Agreement, dated April 9, 2025, with an exercise price of $2.16 per share. 3b. Based on the adjusted exercise price pursuant to the First Securities Purchase Agreement.

[4]	See note 1a. 4a. Includes 68,447 shares of Common Stock that are issuable upon the exercise of warrants, issued to the Second Purchaser under the Second Securities Purchase Agreement, dated May 12, 2025, with an exercise price of $3.36 per share. 4b. Based on the adjusted exercise price pursuant to the Second Securities Purchase Agreement.

[5]	See note 1a. 5a. Includes 4,040,272 shares of Common Stock that are issuable upon the exercise of warrants, issued to the Third Purchasers under the Third Securities Purchase Agreement, dated October 3, 2025, with an exercise price of $4.50 per share. 5b. Based on the adjusted exercise price pursuant to the Third Securities Purchase Agreement.

[6]	See note 1a. 6a. Includes 1,808,055 shares of Common Stock that are issuable upon the exercise of 1,808,055 pre-funded warrants, issued to certain of the Third Purchasers under the Third Securities Purchase Agreement, October 3, 2025, with an exercise price of $0.00030 per share. 6b. Based on the adjusted exercise price pursuant to the Third Securities Purchase Agreement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A